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                                       EXHIBIT 21

                             SUBSIDIARIES OF THE COMPANY
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
    PARENT                             SUBSIDIARY                      JURISDICTION
                                                                     OF INCORPORATION
---------------------------  --------------------------------------  -----------------
American Business Financial  American Business Credit, Inc. ("ABC")    Pennsylvania
Services, Inc. ("ABFS")
           ABFS              ABFS Securities, Inc.                       Delaware
           ABC               Processing Service Center, Inc.           Pennsylvania
           ABC               HomeAmerican Credit, Inc. ("HAC")(1)       Pennsylvania
           ABC               HomeAmerican Consumer Discount, Inc.       Pennsylvania
           ABC               American Business Leasing, Inc.           Pennsylvania
           ABC               ABC Holdings Corporation                  Pennsylvania
           ABC               American Business Finance Corporation       Delaware
        ABC & HAC            ABFS 1995-1, Inc.                           Delaware
        ABC & HAC            ABFS 1995-2, Inc.                           Delaware
        ABC & HAC            ABFS 1996-1, Inc.                           Delaware
        ABC & HAC            ABFS 1996-2, Inc.                           Delaware
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(1) HomeAmerican Credit, Inc. is doing business as Upland Mortgage.